As filed with the Securities and Exchange Commission on August 4, 1995
                                                        Registration No. 33-

                             SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C.  20549

                                          FORM S-8
                   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                     ___________________


                                       COMPUTRAC, INC.

                   (Exact name of registrant as specified in its charter)

                Texas                                             75-1540265
       (State or other jurisdiction of                         (IRS Employer
       incorporation or organization)                   Identification Number)

                                     222 Municipal Drive
                                  Richardson, Texas  75080

                          (Address of Principal Executive Offices)


                      CompuTrac, Inc. 1991 Employee Stock Purchase Plan


                                  (Full title of the Plan)
                                     ___________________

                                         Cheri White
                                   Vice President-Finance
                                       CompuTrac, Inc.
                                     222 Municipal Drive
                                  Richardson, Texas  75080
                     ___________________________________________________
                           (Name and address of agent for service)

                                       (214) 234-4241
                     ___________________________________________________
                (Telephone number, including area code, of agent for service)

                                          Copy to:
                                    Brian J. Walsh, Esq.
                                Greenberg, Traurig, Hoffman,
                                Lipoff, Rosen & Quentel, P.A.
                                    1221 Brickell Avenue
                                    Miami, Florida  33131
                                       (305) 579-0664

                                     ___________________




                               CALCULATION OF REGISTRATION FEE


         Title of securities   Amount to be     Proposed      Proposed     Amount of
           to be registered     registered      maximum       maximum    registratio
                                                offering     aggregate       n fee
                                                 price        offering
                                               per share      price(1)
                                                  (1)
        Common Stock,
          $.01 par value ....     500,000        $1.22        $610,000       $210
                                  shares


[FN]
    (1) Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sale price of the Common Stock on July 28, 1995 as reported by the American Stock Exchange, Inc.

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


       Item 3.   Incorporation of Documents by Reference.

                 The  following  documents  filed  with   the  Securities  and
       Exchange Commission (the "Commission") by the Registrant are hereby incorporated by reference in this Registration Statement:

                 The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

              the  Registrant's   Registration   Statement   on  Form   S-8(a)
       (Registration No. 33-40734), filed with the Commission on May 20,  1991;
       (2)

              the Registrant's Annual Report on Form 10-K for the fiscal(b) year ended January 31, 1995;

            (c) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since January 31, 1995; and

             the description of the Registrant's Common Stock filed as a (d) part of the Registrant's Registration Statement, as amended, on Form 8-A.

                 In  addition,  all   documents  subsequently  filed   by  the
       Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.
[FN]
    (2) The Registration Statement on Form S-8 (Registration No. 33-40734) (the ``Original S-8'') registered 500,000 shares of the Registrant's Common Stock for issuance pursuant to the Registrant's 1991 Employee Stock Purchase Plan (the ``Plan''). On July 28, 1995, the Board of Directors of the Company approved an amendment to the Plan, which increased by 500,000 the number of shares available for purchase
         under the Plan.   This Registration  Statement on Form  S-8 registers
         these additional 500,000 shares.

                                     SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas on August 4, 1995.

                                            COMPUTRAC, INC.


                                            By:  /s/ Harry W. Margolis
                                               Harry W. Margolis
                                               Chairman of the Board of
                                               Directors and Chief
                                               Executive Officer


                                 POWER OF ATTORNEY

              KNOW  ALL  MEN  BY  THESE  PRESENTS,  that  each  person  whose signature appears below hereby constitutes and appoints Harry W. Margolis and Cheri L. White his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                       Signature          Title              Date


       /s/ Harry W. Margolis    Chief Executive Officer    August 4, 1995
       Harry W. Margolis         Chairman of the Board
                                    of Directors and
                             (principal executive officer)


       /s/Cheri White           Vice President - Finance   August 4, 1995
       Cheri White             and Chief Financial Officer
                              (principal financial and
                               accounting officer)


       /s/Dana E. Margolis      Secretary, Treasurer and   August 4, 1995
       Dana E. Margolis                 Director


       /s/Cesar L. Alvarez              Director           August 4, 1995
       Cesar L. Alvarez


       /s/Kenneth R. Nicholas           Director           August 4, 1995
       Kenneth R. Nicholas


       /s/Gerald D. Harris              Director           August 4, 1995
       Gerald D. Harris

                                 EXHIBIT INDEX



         Exhibit                                              Sequential
         Number                   Description                  Page No.


                      Opinion  of   Greenberg,   Traurig,
           5.1        Hoffman, Lipoff,  Rosen &  Quentel,            __
                      P.A. ..............................

          23.1        Consent of Price Waterhouse LLP ...            __

          23.2        Consent  of   Greenberg,   Traurig,
                      Hoffman, Lipoff,  Rosen &  Quentel,
                      P.A.  (contained  in  its   opinion
                      filed as Exhibit 5.1 hereto)                   __

          24.1        Power of  Attorney is  included  in
                      the  Signatures  section  of   this
                      Registration Statement                         __

                                                             EXHIBIT 5.1

                                          August 3, 1995


       CompuTrac, Inc.
       222 Municipal Drive
       Richardson, TX  75080

            Re: Registration Statement on Form S-8 for CompuTrac, Inc.'s 1991 Employee Stock Purchase Plan

       Ladies and Gentlemen:

            On the date hereof, CompuTrac, Inc., a Texas corporation (the ``Company''), sent for filing with the Securities and Exchange
       Commission a Registration  Statement on  Form S-8 (the    Registration
     "Statement''), under  the  Securities  Act of  1933,  as  amended  (the
       ``Act" ).  The Registration Statement relates to the offering and sale by the Company of up to 500,000 shares of the Company's Common Stock, par value $.01 per share (the ``Common Stock ), pursuant to the ''
       Company's  1991  Employee  Stock   Purchase  Plan,  as  amended   (the
       ``Plan''). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

            In connection therewith, we have examined a nd relied upon the original or a copy, certified to our satisfaction, of (i) the Articles of Incorporation and Bylaws of the Company; (ii) records of corporate proceedings of the Company authorizing the Plan and related matters;
       (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to the opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

            Based upon the foregoing examination, we are of the opinion that the Company presently has available at least 500,000 authorized but unissued and/or treasury shares of Common Stock from which the 500,000 shares of Common Stock proposed to be sold pursuant to the Plan may be issued. In addition, assuming that the Company maintains an adequate number of authorized but unissued and/or treasury shares of Common Stock available for issuance pursuant to purchases made under the Plan, and that the consideration for the underlying shares of Common Stock issued pursuant to the Plan is actually received by the Company as provided in the Plan, we are of the opinion that the shares of Common Stock issued pursuant to the Plan will be duly and validly issued, fully paid and nonassessable.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                          Sincerely,



                                          GREENBERG, TRAURIG, HOFFMAN,
                                          LIPOFF, ROSEN & QUENTEL, P.A.

                                                            EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



            We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 7, 1995 appearing on page 24 of CompuTrac, Inc.'s Annual Report on Form 10-K for the year ended January 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 30 of such Annual Report on Form 10-K.
            We also consent to the incorporation by reference in this Registration Statement of our report appearing on page 4 of the Annual Report of the CompuTrac, Inc. Employee Stock Purchase Plan on Form 11-K for the year ended December 31, 1994.




       PRICE WATERHOUSE LLP
       Dallas, Texas
       August 2, 1995